Exhibit 3.1
INVESCO REAL ESTATE INCOME TRUST INC.
ARTICLES OF AMENDMENT

        Invesco Real Estate Income Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to delete the first two sentences of Section 5.1 of Article V in their entirety and to substitute in lieu thereof the following sentences:
The Corporation has authority to issue 4,900,000,000 Shares, consisting of 4,800,000,000 shares of common stock, $0.01 par value per share (the “Common Shares”), 600,000,000 of which are classified as Class D Common Stock (the “Class D Common Shares”), 600,000,000 of which are classified as Class E Common Stock (the “Class E Common Shares”), 600,000,000 of which are classified as Class I Common Stock (the “Class I Common Shares”), 600,000,000 of which are classified as Class N Common Stock (the “Class N Common Shares”), 600,000,000 of which are classified as Class S Common Stock (the “Class S Common Shares”), and 600,000,000 of which are classified as Class T Common Stock (the “Class T Common Shares”), and 100,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Shares”). The aggregate par value of all authorized Shares having par value is $49,000,000.
SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 3,700,000,000, consisting of 3,600,000,000 shares of common stock, $0.01 par value per share, 600,000,000 of which were classified as Class D Common Stock, 600,000,000 of which were classified as Class E Common Stock, 600,000,000 of which were classified as Class I Common Stock, 600,000,000 of which were classified as Class N Common Stock, 600,000,000 of which were classified as Class S Common Stock and 600,000,000 of which were classified as Class T Common Stock, and 100,000,000 shares of preferred stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $37,000,000.
THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 4,900,000,000, consisting of 4,800,000,000 shares of common stock, $0.01 par value per share, 600,000,000 of which are classified as Class D Common Stock, 600,000,000 of which are classified as Class E Common Stock, 600,000,000 of which are classified as Class I Common Stock, 600,000,000 of which are classified as Class N Common Stock, 600,000,000 of which are classified as Class S Common Stock and 600,000,000 of which are classified as Class T Common Stock, and 100,000,000
67091797-v1

shares of preferred stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $49,000,000.
FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.
        FIFTH: The foregoing amendment of the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to changes expressly authorized by Section 2-105(a)(13) of the MGCL without any action by the stockholders of the Corporation.

SIXTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 25th day of July, 2025.

ATTEST:    INVESCO REAL ESTATE INCOME TRUST INC.

___/s/ Tina Carew________________    By: __/s/ R. Scott Dennis____________ (SEAL)
Name: Tina M. Carew             Name: R. Scott Dennis
Title: Secretary                 Title: Chief Executive Officer